Exhibit 10.1

AGREEMENT OF SALE AND PURCHASE

THIS AGREEMENT OF SALE AND PURCHASE (this “Agreement”), dated as of November 30, 2009, is between THE DUCHOSSOIS GROUP, INC., an Illinois corporation (formerly known as Duchossois Industries, Inc.) (“Seller”), and ARLINGTON PARK RACECOURSE, LLC, an Illinois limited liability company (“Buyer”).

ARTICLE 1 - AGREEMENT OF PURCHASE AND SALE; PURCHASE PRICE

Section 1.1 Agreement of Purchase and Sale. Seller agrees to sell, transfer, assign and convey to Buyer, and Buyer agrees to purchase, accept and assume subject to the terms and conditions stated herein, all of Seller’s right, title and interest in and to the Property. The “Property” shall mean those certain parcels of land and appurtenances thereto more particularly described on Exhibit A-1 (“Tract A”) and Exhibit A-2 (“Tract B”) (each a “Tract” and collectively, the “Land”) including (i) Seller’s right, title and interest, if any, in and to all rights-of-way, open or proposed streets (public or private), alleys, easements, strips or gores of land adjacent thereto, (ii) the buildings, improvements and structures located on the Land (the “Improvements”), and (iii) the fixtures which are located at and affixed to any of the Improvements as of the Closing Date (as defined herein) (collectively, the “Fixtures” and together with the Land and Improvements, the “Property”).

Section 1.2 Purchase Price. Buyer shall pay Seller the purchase price of Twenty Four Million Forty Three Thousand and NO/100 Dollars ($24,043,000.00) with respect to Tract A and the Improvements and Fixtures thereon (“Tract A Purchase Price”) by the execution and delivery of an unsecured promissory note in the form attached hereto as Exhibit B (the “Note”) and Three Million Four Hundred Fifty Seven Thousand and NO/100 Dollars ($3,457,000.00) with respect to Tract B and the Improvements and Fixtures thereon in cash, in immediately available funds (“Tract A Purchase Price”). Collectively the Tract A Purchase Price and Tract B Purchase Price are hereinafter referred to as the “Purchase Price.” The Purchase Price (including the Note) and such other funds as may be necessary to pay Buyer’s expenses hereunder, subject to closing adjustments, shall be deposited with Chicago Title Insurance Company (the “Title Company”) on or before the Closing Date in accordance with this Agreement and paid or delivered to Seller upon satisfaction of all conditions precedent to the Closing as described herein.

ARTICLE 2 - TERMINATION OF LEASE

Section 2.1 Lease Termination. Upon the Closing, that certain Lease and Option to Purchase between Seller, as landlord, and Buyer, as tenant, dated September 8, 2000 (the “Lease”) shall terminate; provided, however, that nothing contained herein shall affect the parties’ obligations under the Lease which survive the termination of the Lease or shall otherwise limit the respective rights or remedies of the parties pursuant to the Lease prior to the Closing.

ARTICLE 3 - TITLE AND SURVEY

Section 3.1 Survey. Buyer, at its option and expense, may obtain a survey of the Property, prepared by a surveyor licensed in the state where the Property is located, prepared in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Land Title

Surveys adopted in 2005, with Table A requirements 1, 2, 3, 4, 6, 7(a), 7(b)(1), 7(c), 8, 9, 10, 11(a), 13 and 14 and certifying to such other matters as the Title Company may reasonably require as a condition to the removal of any survey exceptions from the Title Policy, certified to Buyer, its lender, if any, the Title Company, and other person or entity designated by Buyer. Buyer shall immediately deliver a copy of such Survey to Seller upon Buyer’s receipt.

Section 3.2 Title Commitment. Buyer, at its option and expense, may obtain a preliminary title report or title commitment (the “Commitment”) issued by Chicago Title Insurance Company (the “Title Company”) together with full and legible copies of all documents referred to in the Commitment, by the terms of which the Title Company agrees to issue to Buyer at Closing an owner’s policy of title insurance (the “Title Policy”) in the amount of the Purchase Price on the current form of ALTA Owner Policy of Title Insurance with extended coverage, insuring Buyer’s fee simple title to the Property. Buyer shall immediately deliver a copy of such Commitment to Seller upon Buyer’s receipt.

Section 3.3 Title Defects. If the Survey or the Commitment (collectively, the “Title Documents”) reflect any facts or other matters that (i) are not (a) ad valorem property taxes assessed but not yet due and payable, (b) restrictions and conditions imposed by applicable zoning ordinances or (c) easements or other encumbrances of record with respect to the Demised Premises set forth on Exhibit C to the Lease or in that certain Leasehold Loan Policy #7886312 dated September 18, 2000 referenced thereon and issued by Chicago Title Insurance Company, (ii) were not caused by Buyer and (iii) are unacceptable to Buyer in Buyer’s sole and absolute judgment (a “Title Defect”), Buyer shall notify Seller in writing (a “Title Defect Notice”) of any Title Defect within five (5) days after Buyer received the last of the Title Documents. Any facts or matters disclosed in the Title Documents and not objected to by Buyer in a Title Defect Notice shall be deemed a “Permitted Exception.” Seller shall have five (5) days after receipt of the Title Defect Notice within which to cure or remove the Title Defect (“Seller’s Cure Period”), but Seller shall not be obligated to do so except as stated in the following sentence. Notwithstanding anything contained herein to the contrary, Seller shall be obligated to remove mortgages and other liens or encumbrances of a definite and ascertainable amount on Seller’s fee simple interest in the Property that were not caused by Buyer (other than the lien of current real estate taxes, not yet due or payable), which the parties agree may be removed by the use of the proceeds of sale at Closing. Seller may make arrangements satisfactory to the Title Company for the cure or removal of record of any such Title Defect, but shall not be obligated to do so except as stated in the immediately preceding sentence. If any such Title Defect is not cured or otherwise provided for as aforesaid on or prior to the expiration of Seller’s Cure Period, Buyer may elect to either: (i) terminate this Agreement, or (ii) accept the Title Documents as is, with the right, however, to deduct the amount of any Title Defects represented by liens or encumbrances of a definite or ascertainable amount from the Purchase Price payable at Closing. Title Defects which are acceptable shall thereupon be deemed to be Permitted Exceptions. Such election shall be made by Buyer giving Seller written notice thereof within five (5) days after the earlier of (i) Buyer’s receipt of Seller’s notice, if any, of its inability or refusal to cure or remove the Title Defects and (ii) the expiration of said Seller’s Cure Period. If Buyer fails to make any election pursuant to this Section 3.3 within such five (5) day period, then Buyer shall be deemed to have elected to accept title to the Property subject to such Title Defects. Notwithstanding anything to the contrary in this Section 3.3, if Buyer shall not have received the Title Defect Notice from Buyer at least fifteen (15) days prior to Closing, Seller shall be deemed to have waived its rights pursuant to this Section 3.3 and all facts or matters disclosed in the Commitment shall be deemed Permitted Exceptions.

ARTICLE 4 - REMEDIES

Section 4.1 Seller Default. If the sale of the Property is not consummated due to Seller’s default hereunder, Buyer shall be entitled to all rights and remedies available at law or in equity.

Section 4.2 Buyer Default. If the sale of the Property is not consummated due to Buyer’s default hereunder, Seller shall be entitled to all rights and remedies available at law or in equity.

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF SELLER

Section 5.1 Representations and Warranties of Seller. Subject to the provisions of Section 5.2, Seller makes the following representations and warranties:

(a) Existence; Authority. Seller is a corporation, duly organized and validity existing under the laws of the State of Illinois. The execution and delivery of this Agreement and the performance of Seller’s obligations hereunder have been or will be duly authorized by all necessary action on the part of Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller, subject to equitable principles and principles governing creditors’ rights generally.

(b) Non-Contravention. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not, to Seller’s knowledge (i) violate any judgment, order, injunction, decree, regulation or ruling of any court or governmental or quasi-governmental body or agency having jurisdiction over Seller, the Property or any portion thereof or (ii) conflict with, result in a breach of, or constitute a default under the organic documents of Seller, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Seller is a party or by which Seller may be bound.

(c) Consents. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated hereby.

(d) Suits and Proceedings. There are no legal actions, suits or similar proceedings pending and served, or to Seller’s actual knowledge, threatened against Seller relating to the Property or Seller’s ownership or operation of the Property.

(e) Non-Foreign Entity. Seller is not a “foreign person” or “foreign corporation” as those terms are defined in the Internal Revenue Code (and the regulations promulgated thereunder).

(f) Environmental. Except as shown in the environmental reports listed on Exhibit C, to Seller’s knowledge, Seller has not received any written notice from any governmental authorities or adjoining property owners of the Property being in violation of any environmental law.

(g) Condemnation. Seller has not received written notice regarding any pending or threatened condemnation proceedings or condemnation actions against the Property or any of the rights-of-way located adjacent thereto.

(h) Assessments. Seller has not received written notice regarding any governmental assessment for sewer, sidewalk, water, paving, electrical, power or other improvements on or relating to the Property.

Section 5.2 Limited Liability. The representations and warranties of Seller set forth in Section 5.1, together with Seller’s liability for any breach before Closing of any of Seller’s interim operating covenants under Article 7, will survive the Closing for a period of twelve (12) months. Buyer will not have any right to bring any action against Seller as a result of any untruth or inaccuracy of such representations and warranties, or any such breach, unless and until the aggregate amount of all liability and losses arising out of any such untruth or inaccuracy, or any such breach, exceeds $50,000.00, and then only to the extent of such excess. In addition, in no event will Seller’s liability for all such breaches exceed, in the aggregate, $250,000.00. Seller shall have no liability with respect to any of Seller’s representations, warranties and covenants herein if, prior to the Closing, Buyer has actual knowledge of any breach of a representation, warranty or covenant of Seller herein, or Buyer was provided with access to books, records or other material from which Buyer could reasonably obtain actual knowledge (from whatever source) that contradicts any of Seller’s representations and warranties herein, and Buyer nevertheless consummates the transaction contemplated by this Agreement. Sections 8.5 and 9.10 will survive Closing without limitation unless a specified period is otherwise provided in this Agreement. All other representations, warranties, covenants and agreements made or undertaken by Seller under this Agreement, unless otherwise specifically provided herein, will not survive the Closing Date but will be merged into the Deed and other Closing documents delivered at the Closing.

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF BUYER

Section 6.1 Buyer’s Representations and Warranties. Buyer represents and warrants to Seller the following:

(a) Authority. The execution and delivery of this Agreement and the performance of Buyer’s obligations hereunder have been or will be duly authorized by all necessary action on the part of Buyer and this Agreement constitutes the legal, valid and binding obligation of Buyer, subject to equitable principles and principles governing creditors’ rights generally.

(b) Non-Contravention. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or governmental or quasi-governmental body or agency having jurisdiction over Seller, the Property or any portion thereof or conflict with, result in a breach of, or constitute a default under the organic documents of Buyer, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Buyer is a party or by which it is bound.

(c) Consents. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Buyer or the performance by Buyer of the transactions contemplated hereby.

(d) Solvency. Buyer will not be rendered insolvent in connection with, or as a result of, the performance by Buyer of its obligations hereunder or the consummation of the transactions contemplated hereby.

Section 6.2 Buyer’s Independent Investigation. THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT HAS BEEN NEGOTIATED BETWEEN SELLER AND BUYER, THIS AGREEMENT REFLECTS THE MUTUAL AGREEMENT OF SELLER AND BUYER, AND BUYER HAS CONDUCTED, OR WILL CONDUCT, ITS OWN INDEPENDENT EXAMINATION OF THE PROPERTY AND ANY RELATED DOCUMENTS. OTHER THAN THE MATTERS REPRESENTED IN SECTION 5.1 HEREOF AS SUCH MAY BE LIMITED BY SECTION 5.2 HEREOF, BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY OF SELLER’S AGENTS OR REPRESENTATIVES, AND BUYER HEREBY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS HAVE BEEN MADE. SELLER SPECIFICALLY DISCLAIMS, AND NEITHER IT NOR ANY OTHER PERSON IS MAKING, ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO BUYER AND NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY SELLER OR RELIED UPON BY BUYER WITH RESPECT TO THE STATUS OF TITLE TO OR THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE PROPERTY, OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED TO (a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (c) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (d) ANY RIGHTS OF BUYER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (e) ANY CLAIM BY BUYER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, WITH RESPECT TO THE IMPROVEMENTS OR THE PERSONAL PROPERTY, (f) THE FINANCIAL CONDITION OR PROSPECTS OF THE PROPERTY AND (g) THE COMPLIANCE OR LACK THEREOF OF THE PROPERTY OR THE IMPROVEMENTS WITH GOVERNMENTAL REGULATIONS, AND BUYER HEREBY WAIVES ANY RIGHT TO MAKE ANY CLAIM BASED ON ANY OF THE FOREGOING, IT BEING THE EXPRESS INTENTION OF SELLER AND BUYER THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PROPERTY WILL BE CONVEYED AND

TRANSFERRED TO BUYER IN ITS PRESENT CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS”, WITH ALL FAULTS. Buyer acknowledges and agrees that it has had and will have the opportunity to conduct such inspections, investigations and other independent examinations of the Property and related matters, including but not limited to the physical and environmental conditions thereof prior to the Closing and, except as set forth in Section 5.1 (as limited by Section 5.2), Buyer will rely upon same and not upon any statements of Seller or of any officer, director, employee, agent or attorney of Seller. Upon Closing, Buyer will assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Buyer’s inspections and investigations. Buyer acknowledges and agrees that there are no oral agreements, warranties or representations, collateral to or affecting the Property, by Seller, any agent of Seller or any third party. Seller is not liable or bound in any manner by any oral or written statements, representations or information pertaining to the Property furnished by any real estate broker, agent, employee, servant or other person, unless the same are specifically set forth or referred to herein. BUYER ACKNOWLEDGES AND AGREES THAT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH HEREIN ARE AN INTEGRAL PART OF THIS AGREEMENT, AND THAT SELLER WOULD NOT HAVE AGREED TO SELL THE PROPERTY TO BUYER FOR THE PURCHASE PRICE WITHOUT THE DISCLAIMER AND OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT. THE TERMS AND CONDITIONS OF THIS SUBSECTION 6.2 WILL EXPRESSLY SURVIVE THE CLOSING, WILL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS AND WILL BE INCORPORATED INTO THE DEED.

Section 6.3 Buyer’s Release of Seller.

6.3.1 Seller Released From Liability. Except for any breach of the representations and warranties made in Section 5.1 or any provision of the Lease, Seller is hereby released from all responsibility and liability to Buyer and Buyer hereby waives any and all objections to or complaints under any federal, state or common law or any private right of action regarding the condition (including its physical condition and its compliance with applicable laws, and the presence in the soil, air, structures and surface and subsurface waters, of Hazardous Materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines), valuation, salability or utility of the Property, or its suitability for any purpose whatsoever except to the extent that such responsibility or liability is the result of the material inaccuracy (if any) of Seller’s representations under Section 5.1 hereof.

6.3.2 Survival. The foregoing waivers and releases by Buyer shall survive either (a) the Closing, and shall not be deemed merged into such Deed, or (b) any termination of this Agreement.

6.3.3 Definitions. For purposes of this Agreement, “Hazardous Materials” shall mean any pollutants, contaminants, hazardous or toxic substances, materials or wastes (including petroleum, petroleum by-products, radon, asbestos and asbestos containing materials, polychlorinated biphenyls (“PCBs”), PCB-containing equipment, radioactive elements, infectious agents, and urea formaldehyde), as such terms are used in any Environmental Laws (excluding solvents, cleaning fluids and other lawful substances used in the ordinary operation and maintenance of the Property, to the extent in closed containers) and “Environmental Laws” shall mean all federal, state and local environmental laws, rules, statutes, directives, binding written interpretations, binding written policies, ordinances and regulations issued by any governmental or quasi-governmental body or agency having jurisdiction over Seller, the Property or any portion thereof and in effect as of the date of this Agreement with respect to or which otherwise pertain to or affect the Property or the Improvements, or any portion thereof, the use, ownership, occupancy or operation of the Property or the Improvements, or any portion thereof, or any owner of the Property, and as same have been amended, modified or supplemented from time to time prior to the date of this Agreement, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Solid Waste Disposal Act (42 U.S.C. § 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Radon and Indoor Air Quality Research Act (42 U.S.C. § 7401 note, et seq.), the Superfund Amendment Reauthorization Act of 1986 (42 U.S.C. § 9601 et seq.), comparable state and local laws, and any and all rules and regulations which have become effective prior to the date of this Agreement under any and all of the aforementioned laws.

ARTICLE 7 - SELLER’S COVENANTS

Section 7.1 Certain Interim Operating Covenants. Seller covenants to Buyer that Seller will, from the Effective Date until Closing or earlier termination of this Agreement, continue to operate, manage and maintain the Improvements in the ordinary course of its business, in accordance with the terms of the Lease and substantially in accordance with Seller’s present practice, subject to ordinary wear and tear.

ARTICLE 8 - CLOSING AND CONDITIONS

Section 8.1 Closing. The closing hereunder (“Closing”) shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be made through escrow at the Title Company’s office at 171 N. Clark Street, Chicago, Illinois no later than December 3, 2009 (the “Closing Date”). Such date may not be extended without the prior written approval of both Seller and Buyer. No later than 10:00 a.m. Central Time on the Closing Date, Buyer shall deposit in escrow with the Title Company, the Purchase Price (subject to adjustments described in Section 8.4) and the Note, together with all other costs and amounts to be paid by Buyer at the such Closing pursuant to the terms of this Agreement, by Federal Reserve wire transfer of immediately available funds to an account to be designated by the Title Company. No later than 2:00 p.m. Central Time on the Closing Date, provided Seller has deposited the documents specified in Section 8.2 below and the Title Company is prepared to issue the Title Policy subject only to the Permitted Exceptions, Buyer will direct the Title Company to (i) pay to Seller by Federal Reserve wire transfer of immediately available funds to an account designated by Seller, Purchase Price (subject to adjustments described in Section 8.4), less any costs or other amounts to be paid by Seller at such Closing pursuant to the terms of this Agreement, (ii) release the Note to Seller and (iii) pay all appropriate payees the other costs and amounts to be paid by Buyer at such Closing pursuant to the terms of this Agreement and Seller will direct the Title Company to pay to the appropriate payees out of the proceeds of such Closing payable to Seller, all costs and amounts to be paid by Seller at such Closing pursuant to the terms of this Agreement. It shall constitute a condition precedent to Buyer’s obligations to consummate the Closing that all of the material representations, warranties, covenants, and agreements of Seller contained herein shall be true and correct and/or shall have been performed, as the case may be, in all material respects.

Section 8.2 Seller’s Closing Documents and Other Items. At or before each Closing, Seller shall deposit into escrow with the Title Company, the following items with respect to the Property, as applicable:

8.2.1 A duly executed and acknowledged Special Warranty Deed (the “Deed”);

8.2.2 Two (2) duly executed counterparts of a Termination of Lease Agreement, terminating the Lease with the Tract subject to the Closing (the “Lease Termination”);

8.2.3 An affidavit pursuant to Section l445(b)(2) of the Code, and on which Buyer is entitled to rely, stating that Seller is not a “foreign person” within the meaning of Section l445(f)(3) of the Code;

8.2.4 If applicable, duly completed and signed real estate transfer tax declarations;

8.2.5 Such other documents as may be reasonably required by the Title Company or as may be agreed upon by Seller and Buyer to consummate the transaction as contemplated by this Agreement and to issue the Title Policy, including without limitation, an ALTA Statement, GAP Undertaking and such corporation authorization required by the Title Company; and

8.2.6 Two (2) duly executed counterparts of the Closing Statement for such Tract.

Section 8.3 Buyer’s Closing Documents and Other Items. At or before the Closing, Buyer shall deposit into escrow the following items:

8.3.1 The Purchase Price, including the Note and such additional funds as are necessary to close this transaction;

8.3.2 Two (2) duly executed counterparts of the Lease Termination with respect to the Tract subject to the Closing;

8.3.3 If applicable, duly completed and signed real estate transfer tax declarations;

8.3.4 Such other documents as may be reasonably required by the Title Company or as may be agreed upon by Seller and Buyer to consummate the transaction as contemplated by this Agreement; and

8.3.5 Two (2) duly executed counterparts of the Closing Statement for such Tract.

Section 8.4 Prorations and Closing Costs. Rent under the Lease shall be prorated as of the Closing Date, which shall be added to or subtracted from the cash portion of the Purchase Price, as the case may be. All other expenses with respect to the Property are the responsibility of the Buyer, as tenant under the Lease, and therefore there shall be no further prorations of any items of expense, including without limitation, real estate taxes. At the Closing, Seller shall pay (a) one-half of the Title Company’s escrow fee, (b) the costs to correct any Title Defects elected to be cured by Seller, and (c) any additional costs and charges customarily charged to sellers in accordance with common escrow practices in the county in which the Property is located, other than those costs and charges specifically required to be paid by Buyer hereunder. Buyer shall pay (a) one-half of the Title Company’s escrow fee, (b) the cost of any Title Policy, (c) the cost of the Survey, (d) the recording fees required in connection with the transfer of the Property to Buyer and (e) any additional costs and charges customarily charged to buyers in accordance with common escrow practices in the county in which the Property is located, other than those costs and charges specifically required to be paid by Seller hereunder. In addition to the foregoing, Seller shall be responsible for any costs of any transfer taxes imposed on the transfer of the Property to Buyer.

Section 8.5 Brokers. Seller and Buyer each represent and warrant to the other that it has not dealt with any agents, brokers or finders in connection with the transaction covered by this Agreement. Each of the parties hereto agrees to indemnify and hold the other harmless from and against any claims, actions, liabilities, costs and expenses with respect to any brokerage commission or finder’s fee asserted by a person, firm or corporation claiming to have been engaged by, through or under the indemnifying party. Seller and Buyer hereby acknowledge that the foregoing representation and warranty shall survive the Closing.

ARTICLE 9 - MISCELLANEOUS

Section 9.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by Buyer and Seller.

Section 9.2 Risk of Loss and Insurance Proceeds. If, after the execution of this Agreement and prior to Closing, all or any material portion of the Property is taken by exercise of the power of eminent domain or any proceedings are instituted to effect such a taking, Seller shall promptly give Buyer notice of such occurrence, but in any such event Seller and Buyer shall proceed with the Closing as provided in this Agreement and Seller shall assign and/or pay to Buyer at Closing all condemnation awards or other damages collected or claimed with respect to such taking.

(a) Seller and Buyer acknowledge that pursuant to the Lease, Buyer maintains full replacement value all-risk property insurance on the Property. Therefore, as of and after the date hereof, the risk of loss, of any nature whatsoever, of any or all of the Property shall be borne by Buyer. In the event of an loss to the Property or any portion thereof, the Closing of the transaction contemplated hereby as scheduled and there shall be no reduction in the Purchase Price or any credit to Buyer in connection with such loss and Buyer shall be entitled to all insurance proceeds.

Section 9.3 Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the following address:

If to Seller:	The Duchossois Group, Inc. 845 Larch Avenue Elmhurst, Illinois 60126 Attn: Corporate Secretary Facsimile: (630) 530-6051

With Copies to:	Jones Day
77 West Wacker Drive, Suite 3500 Chicago, Illinois 60601 Attn: Brian L. Sedlak, Esq. Facsimile: (312) 782-8585

If to Buyer:	Arlington Park Racecourse, LLC c/o Churchill Downs, Inc. 700 Central Avenue Louisville, Kentucky 40208 Attn: Legal Department Facsimile: (502) 636-4439

with Copies to:	Burke Warren MacKay & Serritella, P.C. 330 N. Wabash Avenue, 22nd Floor Chicago, Illinois 60611 Attn: Douglas E. Wambach Facsimile: (312) 840-7900

Any such notices may be sent by (a) certified mail, return receipt requested, in which case notice shall be deemed delivered five (5) business days after deposit, postage prepaid in the U.S. mail, (b) a nationally recognized overnight courier, in which case notice shall be deemed delivered one (1) business day after deposit for next business day delivery with such courier, or (c) facsimile transmission, in which case notice shall be deemed delivered upon electronic verification that transmission to recipient was completed. The above addresses and facsimile numbers may be changed by written notice to the other party; provided that no notice of a change of address or facsimile number shall be effective until actual receipt of such notice.

Section 9.4 Assignment. Buyer shall not have the right to assign this Agreement, without the prior written consent of Seller. Seller may assign, upon written notice to Buyer its interests herein to any party holding title to the Property and its rights (but not obligations) herein to any party solely for the purposes of effectuating an exchange of properties under Section 1031 of the Code, provided that any such assignment does not relieve Seller of its obligations hereunder and further provided said exchange will be without cost or liability to Buyer. This Agreement will be binding upon and inure to the benefit of Seller and Buyer and their respective successors and permitted assigns. Whenever a reference is made in this Agreement to Seller or Buyer, such reference will include the successors and permitted assigns of such party under this Agreement.

Section 9.5 Governing Law and Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

Section 9.6 Counterparts. This Agreement may be executed in two or more fully or partially executed counterparts, each of which will be deemed an original binding the signer thereof against the other signing parties, but all counterparts together will constitute one and the same instrument.

Section 9.7 Entire Agreement. This Agreement and any other document to be furnished pursuant to the provisions hereof embody the entire agreement and understanding of the parties hereto as to the subject matter contained herein.

Section 9.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement, or affecting the validity or enforceability of any of the terms or provisions of this Agreement.

Section 9.9 Attorney Fees. If any action is brought by any party to this Agreement to enforce or interpret its terms or provisions, the prevailing party will be entitled to reasonable attorney fees and costs incurred in connection with such action prior to and at trial and on any appeal therefrom.

Section 9.10 No Joint Venture. Nothing set forth in this Agreement shall be construed to create a joint venture between Buyer and Seller.

Section 9.11 Limited Liability. Neither the members, managers, employees or agents of Seller, nor the shareholders, officers, directors, employees or agents of any of them shall be liable under this Agreement and all parties hereto shall look solely to the assets of Seller for the payment of any claim or the performance of any obligation by Seller.

Section 9.12 Time of Essence. Time is of the essence of this Agreement.

Section 9.13 No Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, nor shall a waiver in any instance constitute a waiver in any subsequent instance. No waiver shall be binding unless executed in writing by the party making the waiver.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SELLER:	THE DUCHOSSOIS GROUP, INC.,
an Illinois corporation

	By:	/s/ Robert L. Fealy
	Name:	Robert L. Fealy
	Title:	President and Chief Operating Officer

BUYER:	ARLINGTON PARK RACECOURSE, LLC,
an Illinois limited liability company

	By:	/s/ Roy Arnold
	Name:	Roy Arnold
	Title:	President

EXHIBIT A-1

Description of Tract A

Tract A: That part of the Southeast Quarter of Section 23 and part of the Southwest Quarter of Section 24 and part of the Northwest Quarter of Section 25 and part of the East Quarter of the Northeast Quarter of Section 26, all in Township 42 North, Range 10, East of the Third Principal Meridian, described as follows: commencing at the Southwest corner of said East Quarter of the Northeast Quarter of Section 26; Thence North 00’ 01’ 14” West along the West line thereof 1644.24 feet; Thence South 88’ 49’ 06” East 50.01 feet to the point of beginning; Thence continue South 88’ 49’ 06” East 413.43 feet; Thence South 89’ 52’ 03” East 593.91 feet; Thence North 00’ 01’ 14” West 944.59 feet; Thence South 89’ 07’ 08” East 217.81 feet; Thence North 00’ 52’ 52” East 1227.35 feet; Thence Southwesterly along an arc of a circle convex Northwesterly and having a radius of 7593.78 feet for a distance of 453.85 feet to the Southeasterly line of SBI Route 53 (the chord of said arc having a bearing of South 58’ 52’ 53” West and a distance of 453.78 feet); Thence Southwesterly along said Southeasterly line of SBI Route 53 being an arc of a circle convex Northwesterly and having a radius of 5862.50 feet for a distance of 396.91 feet to the East line of the Southeast Quarter of Section 23 aforesaid (the chord of said arc having a bearing of South 47’ 31’ 05” West and a distance of 396.84 feet); Thence South 00’ 13’ 07” West along said East line 605.02 feet to a point 61.41 feet North of the Southeast corner of Section 23; Thence South 86’ 20’ 23” West 563.71 feet to the Southeasterly line of SBI Route 53 aforesaid; Thence Southwesterly along said Southeasterly line being an arc of a circle convex Northwesterly and having a radius of 5862.50 feet for a distance of 86.64 feet to the East line of the West 50.0 feet of the East Quarter of the Northeast Quarter of Section 26 aforesaid (the chord of said arc having a bearing of South 36’ 47’ 07” West and a distance of 86.64 feet); Thence South 00’ 01’ 14” East along said East line of the West 50.0 feet for a distance of 944.79 feet to the point of beginning, in Cook County, Illinois.

Exhibit A-1

EXHIBIT A-2

Description of Tract B

Tract B: That part of the Southeast Quarter of Section 23 and part of the Southwest Quarter of Section 24 and part of the Northwest Quarter of Section 25 and part of the East Quarter of the Northeast Quarter of Section 26, all in Township 42 North, Range 10, East of the Third Principal Meridian, described as follows: commencing at the Southwest corner of said East Quarter of the Northeast Quarter of Section 26; Thence North 00’ 01’ 14” West along the West line thereof 1644.24 feet; Thence South 88’ 49’ 06” East 50.01 feet; Thence continue South 88’ 49’ 06” East 413.43 feet; Thence South 89’ 52’ 03” East 593.91 feet; Thence North 00’ 01’ 14” West 944.59 feet; Thence South 89’ 07’ 08” East 217.81 feet to the point of beginning; Thence continue South 89’ 07’ 08” East 385.67 feet; Thence North 00’ 07’ 46” West 614.26 feet; Thence North 89’ 57’ 59” East 1155.59 feet; Thence North 28’ 18’ 56” West 285.71 feet to a point of curve; Thence Northwesterly along an arc of a circle convex Westerly and having a radius of 324.19 feet for a distance of 192.43 feet to the South line of a property conveyed to Village of Arlington Heights by deed recorded as document 22467787 (the chord of said arc having a bearing of North 10’ 29’ 32” West and a distance of 189.62 feet); Thence North 59’ 16’ 10” West along said line 918.76 feet; Thence South 63’ 49’ 36” West 214.46 feet to a point of curve; Thence Southwesterly along an arc of a circle convex Northwesterly and having a radius of 7593.78 feet for a distance of 416.99 (the chord of said arc having a bearing of South 62’ 10’ 10” West and a distance of 416.93 feet); Thence South 00’ 52’ 52” West 1227.35 feet to the point of beginning, in Cook County, Illinois

Exhibit A-2

EXHIBIT B

Form of Promissory Note

PROMISSORY NOTE

U.S. $24,043,000.00	November , 2009

FOR VALUE RECEIVED, the undersigned, ARLINGTON PARK RACECOURSE, LLC, an Illinois limited liability company (“Maker”), hereby promises to pay to the order of THE DUCHOSSOIS GROUP, INC., an Illinois corporation (“Payee”, which term shall also include any successors and assigns of The Duchossois Group, Inc. and any subsequent holder of this Promissory Note (as it may be hereafter amended, supplemented or modified from time to time, the “Note”)) the principal amount of Twenty Four Million Forty Three Thousand AND NO/100 DOLLARS ($24,043,000.00) (the “Principal Amount”), until paid as set forth in this Note. The Principal Amount shall not bear interest.

Maker shall pay in full to Payee the entire outstanding balance of the Principal Amount on May 15, 2010 (the “Maturity Date”) as well as other sums then due and owing to Payee under this Note.

All payments on account of the Principal Amount, including the indebtedness evidenced by this Note, shall be applied first to any unpaid costs (including, without limitation, reasonable attorneys fees) due hereunder and the remainder to the outstanding principal balance of the Principal Amount.

If default shall occur in the payment, when due, of the Principal Amount and continue for five (5) days after written notice from Payee to Maker (an “Event of Default”), then, to the extent permitted by law, the Maker shall pay to Payee, along with any other amounts due hereunder, a late penalty equal to five percent (5%) of the then late amounts.

Maker hereby waives presentment, protest and demand, notice of protest, demand and dishonor and non-payment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of Maker.

Any notice, demand, request or other communication desired to be given or required pursuant to the terms hereof shall be in writing and shall be delivered by personal service or sent by registered or certified mail, return receipt requested, postage prepaid, to the addresses set forth in the Purchase Agreement or to such other address as the parties hereto may designate in writing from time to time.

This Note shall be governed by and construed in accordance with the laws of the State of Illinois.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the date and year first written above.

ARLINGTON PARK RACECOURSE, LLC, an Illinois limited liability company

By:

Name:

Title:

EXHIBIT C

Environmental Reports

1. Draft Report of Phase I Environmental Site Assessment for Arlington Park, dated May 26, 2000, prepared by Law Engineering and Environmental Services, Inc.

2. Underground Storage Tank Removal, dated May 8, 1992, prepared by ERM Enviroclean-North Central, Inc.

3. Lust Site Investigation and Closure/Remediation Plan, dated January 15, 1991, prepared by Enviroclean-North Central, Inc.

4. Leaking Underground Storage Tank Manual, dated fall 1991, published by the Illinois Environmental Protection Agency.